UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 16, 2014, American Realty Capital Properties, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, entered into master purchase agreements (the “Purchase Agreements”) to acquire over 500 restaurant properties (the “Portfolio”). Subject to the terms of the Purchase Agreements, the Company will purchase the properties from a subsidiary of Golden Gate Capital (the “Seller”). Prior to its execution of the Purchase Agreements, the Seller agreed to acquire Red Lobster, including the Portfolio, from Darden Restaurants, Inc. and its affiliates (collectively, “Darden”). The transaction is structured as a sale-leaseback in which, in conjunction with the Seller’s purchase of Red Lobster, including the Portfolio, the Seller will cause Darden to transfer the Portfolio to the Company, and Seller, through a wholly-owned subsidiary (the “Tenant”), will lease the Portfolio from the Company pursuant to the terms of the Master Leases (as defined below). Other than this transaction, the Company has no material relationship with the Seller and its affiliates, and neither the Company’s acquisition of the Portfolio nor the Company’s lease of the Portfolio to the Seller and its affiliates is an affiliated transaction.

The purchase price of the Portfolio is approximately $1.5 billion, exclusive of closing costs, representing a GAAP capitalization rate of 9.9% and a cash capitalization rate of 7.9%. As part of the sale-leaseback transaction, in connection with its entry into the Purchase Agreements, the Company also will enter into multiple master leases (the “Master Leases”) with the Tenant covering the Portfolio’s properties. The terms of each of the Master Leases are substantially similar. Approximately 93.5% of the $1.5 billion portfolio’s Master Leases will be structured with a 25-year initial term and approximately 6.5% (constituting leasehold assets) will have a weighted average 18.7-year initial term. Each Master Lease also will contain a provision for 2.0% annual rent escalations. The Master Leases are net, whereby the tenant is responsible to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the buildings, the cost of all capital expenditures and property taxes, in addition to base rent.

The Purchase Agreements contain customary representations and warranties by the Seller. The Company’s obligation to close the transactions contemplated by the Purchase Agreements and acquire the Portfolio remains subject to a number of conditions, including the Seller’s consummation of its purchase of the Portfolio from Darden. Accordingly, as of the date of this Current Report on Form 8-K, and until the closing of the purchase of the Portfolio, there can be no assurance that the Company will acquire the Portfolio.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's plans, market and other expectations, objectives, intentions and other statements that are not historical facts, and the Company’s ability to consummate the Red Lobster transaction as currently structured, including the number of properties expected to be acquired and the total investment therein, and realize the benefits therefrom, including challenges faced by the parties with whom the Company has contracted to consummate the Red Lobster transaction. Additional factors that may affect future results are contained in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC's website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued May 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

May 16, 2014	By: /s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Executive Chairman of the Board of Directors